UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 29, 2008
Navigant Consulting, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12173	36-4094854
(State of Other Jurisdiction	Commission	(IRS Employer
of Incorporation)	File Number	Identification No.)
30 S. Wacker, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone number, including area code (312) 573-5600
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

TABLE OF CONTENTS

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 29, 2008, the Company entered into an employment agreement with Thomas A. Nardi, effective November 10, 2008. The Board of Directors of the Company appointed Mr. Thomas A. Nardi, age 54, as Executive Vice President and Chief Financial Officer and principal financial officer of the Company effective November 10, 2008. From 2007 to his departure in June 2008, Mr. Nardi served as President of Integrys Business Services (IBS), a wholly owned unit of Integrys Energy Group, and from 2005 to 2007, Mr. Nardi served as Executive Vice President and Chief Financial Officer of Peoples Energy, prior to that, from 2001 to 2005, Mr. Nardi was Senior Vice President, Chief Financial Officer and Treasurer of Peoples Energy.
In connection with hiring Mr. Nardi, the Board of Directors of the Company authorized a grant of shares of restricted stock equal to $500,000 and a sign-on bonus of $100,000 in cash, each to be granted or paid on November 10, 2008. The Company also entered into a Sign-On Incentive Recovery Agreement with Mr. Nardi on October 29, 2008, which requires Mr. Nardi to repay the sign-on bonus if he voluntarily terminates his employment with NCI or is terminated by NCI for cause (as defined in the agreement) within twelve months of the date of hire. The foregoing description of the recovery agreement is qualified in its entirety by reference to the recovery agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
The employment agreement is for a rolling one-year period, such that the remainder of the term shall always be one full year, and provides for an annual base salary of $450,000, which is subject to adjustment from time to time, and an annual bonus opportunity. The employment agreement provides, among other things, that if the Company terminates Mr. Nardi for other than cause (as defined in the agreement) or Mr. Nardi terminates his employment for good reason (as defined in the agreement), then the Company will pay to Mr. Nardi an amount equal to the sum of his then-current base salary and the average of his three most recent annual bonuses. However, if Mr. Nardi terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Nardi other than the obligation to pay his base salary through the date of termination and any other compensation and benefits then due. The agreement also provides that if Mr. Nardi’s employment is terminated for any reason during the one year period following a change in control (as defined in the agreement), or if such employment is terminated by Mr. Nardi for any reason during the period beginning six months and ending twelve months following a change in control (as defined in the agreement), then the Company shall pay to Mr. Nardi an amount equal to two times the sum of (1) Mr. Nardi’s base salary as of the date of the change of control plus (2) the average of his three most recent annual bonuses. The foregoing description of the employment agreement is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

10.1	Sign-On Incentive Recovery Agreement dated as of November 10, 2008 between the Company and Thomas A. Nardi.

10.2	Employment Agreement dated as of November 10, 2008 between the Company and Thomas A. Nardi.

SIGNATURES
     Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Navigant Consulting, Inc.

Date: October 31, 2008

	By:	/s/ David E. Wartner

	Name:	David E. Wartner
	Title:	Interim Chief Financial Officer, Vice President and Controller